LIMITED LIABILITY COMPANY AGREEMENT

OF

WORLD, WIND AND WATER ENERGY LLC

THE LIMITED LIABILITY COMPANY INTERESTS EVIDENCED BY THIS AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER APPLICABLE STATE SECURITIES LAWS (THE “STATE ACTS”), AND MAY BE OFFERED OR SOLD BY A PURCHASER OF THE LIMITED LIABILITY COMPANY INTERESTS ONLY (1) UPON REGISTRATION OF THE LIMITED LIABILITY COMPANY INTERESTS UNDER THE ACT AND THE STATE ACTS OR PURSUANT TO AN EXCEPTION THEREFROM, AND (2) AFTER COMPLIANCE WITH ALL RESTRICTIONS ON TRANSFER OF LIMITED LIABILITY COMPANY INTEREST IMPOSED BY THIS AGREEMENT, INCLUDING (WITHOUT LIMITATION) THE PROVISIONS OF SECTION 9.

LIMITED LIABILITY COMPANY AGREEMENT

OF

WORLD, WIND AND WATER ENERGY LLC

                               THIS LIMITED LIABILITY COMPANY AGREEMENT (the “Agreement”) is effectuated as of January 14, 2005, pursuant to Section 18-209 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”). Encore Clean Energy, Inc., a Delaware corporation (“Encore”), Robert D. Hunt (“Hunt”) and The Abell Foundation, Inc., a Maryland corporation (“Abell”), and any other persons or entities, who shall in the future execute and deliver this Agreement pursuant to the provisions hereof shall hereinafter collectively be referred to as the “Members.”

                               WHEREAS, a Certificate of Formation (the “Certificate”), dated as of December 16, 2004 has been filed by Mark Paul Lehman as an authorized person to form a limited liability company under the name “World, Wind and Water Energy LLC” (the “LLC”) pursuant to the provisions of the Delaware LLC Act;

                               WHEREAS, Abell shall contribute cash to the LLC in accordance with this Agreement;

                               WHEREAS, Encore and Hunt shall contribute certain intellectual property (the “IP Contribution”) relating to air and water turbine technology to the LLC (the “LLC Technology”) pursuant to that certain Technology Contribution Agreement among the LLC, Encore and Hunt dated as of the date hereof; and

                               WHEREAS, by executing this Agreement, each of the Members hereby (i) ratifies the formation of the LLC and the filing of the Certificate, (ii) confirms and agrees to the Members’ status as members of the LLC, and (iii) continues the existence of the LLC for the purposes hereinafter set forth, subject to the terms and conditions hereof.

                               NOW, THEREFORE, in consideration of the foregoing, and of the covenants and agreements hereinafter set forth, it is hereby agreed as follows:

1.           CERTAIN DEFINITIONS

                               Unless the context otherwise specifies or requires, capitalized terms used herein shall have the respective meanings assigned thereto in Addendum I, attached hereto, and incorporated herein by reference, for all purposes of this Agreement (such definitions to be equally applicable to both the singular and the plural forms of the terms defined). Unless otherwise specified, all references herein to Articles or Sections are to the Articles or Sections of this Agreement.

2.           FORMATION; NAME; PLACE OF BUSINESS

              2.1           Formation of LLC; Certificate of Formation

                               The Members of the LLC hereby:

                               2.1.1. approve and ratify the filing of the Certificate with the Secretary of State of the State of Delaware on December 17, 2004 under the provisions of the Delaware LLC Act;

                               2.1.2. confirm and agree to their status as Members of the LLC;

                               2.1.3. execute this Agreement for the purpose of continuing the existence of the LLC and establishing the rights, duties, and relationship of the Members;

                               2.1.4. (i) agree that if the laws of any jurisdiction in which the LLC transacts business so require, the Board of Managers or the appropriate officers or other authorized representatives of the LLC shall file, or shall cause to be filed, with the appropriate office in that jurisdiction, any documents necessary for the LLC to qualify to transact business under such laws; and (ii) agree and obligate themselves to execute, acknowledge, and cause to be filed for record, in the place or places and manner prescribed by law, any amendments to the Certificate as may be required, either by the Delaware LLC Act, by the laws of any jurisdiction in which the LLC transacts business, or by this Agreement, to reflect changes in the information contained therein or otherwise to comply with the requirements of law for the continuation, preservation, and operation of the LLC as a limited liability company under the Delaware LLC Act; and

                               2.1.5. each represent and warrant that such Member is duly authorized to execute, deliver, and perform its obligations under this Agreement and that the Person, if any, executing this Agreement on behalf of such Member is duly authorized to do so and that this Agreement is binding on and enforceable against such Member in accordance with its terms.

              2.2            Name of LLC

                               The name under which the LLC shall conduct its business is “World, Wind and Water Energy LLC”. The business of the LLC may be conducted under any other name permitted by the Delaware LLC Act that is deemed necessary or desirable by the Board of Managers, in their sole and absolute discretion. The Board of Managers or the appropriate officers or other authorized representatives of the LLC promptly shall execute, file, and record, or cause to be executed, filed and recorded, any assumed or fictitious name certificates required by the laws of the State of Delaware or any state in which the LLC conducts business.

              2.3           Place of Business

                               Except as otherwise set forth in Section 5.1.4 hereof, the principal place of business and any production, manufacturing or assembly facilities shall be located in the City of Baltimore, Maryland. The Board of Managers may hereafter change the principal place of business of the LLC to such other place or places within the United States as the Board of Managers may from time to time determine, only in accordance with Section 7.1.6, provided that if necessary, the Board of Managers shall amend, or shall cause to be amended, the Certificate in accordance with the applicable requirements of the Delaware LLC Act.

              2.4            Registered Office and Registered Agent

                               The street address of the initial registered office of the LLC shall be c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, in the city of Wilmington, County of New Castle, Delaware, and the LLC’s registered agent at such address shall be The Corporation Trust Company. The registered office and the registered agent of the LLC may be changed by the Board of Managers from time to time in accordance with the then applicable provisions of the Delaware LLC Act and any other applicable laws.

3.           PURPOSES AND POWERS OF LLC

               3.1            Purposes

                               The purposes of the LLC shall be to engage in any lawful business permitted by the Delaware LLC Act or laws of any jurisdiction in which the LLC may do business and to enter into any lawful transaction and engage in any lawful activities in furtherance of the foregoing purposes and as may be necessary, incidental, or convenient to carry out the business of the LLC as contemplated by this Agreement.

              3.2            Powers

                               Subject to all of the provisions of this Agreement, the LLC shall have the power to do any and all acts and things necessary, appropriate, advisable, or convenient for the furtherance and accomplishment of the purposes of the LLC, including, without limitation, to engage in any kind of activity and to enter into and perform obligations of any kind necessary to or in connection with, or incidental to, the accomplishment of the purposes of the LLC, so long as said activities and obligations may be lawfully engaged in or performed by a limited liability company under the Delaware LLC Act.

4.           TERM OF LLC

                               The existence of the LLC commenced on the date upon which the Certificate was duly filed with the Secretary of State of the State of Delaware and shall continue until dissolved and liquidated in accordance with the provisions of Section 10.

5.           CAPITAL

              5.1            Initial Capital Contributions and Percentage Interests of Members

                               5.1.1. Initial Capital Contributions

                               Concurrently with the execution of this Agreement, each Member shall be deemed to have made the initial Capital Contribution as set forth opposite such Member’s name in Exhibit A attached hereto. Except as otherwise provided in the Delaware LLC Act and this Agreement, the Members shall not be required to make any Capital Contributions or loans to the LLC other than set forth in this Section 5.1. Exhibit A shall be amended from time to time by the officers of the LLC as necessary to reflect any additional Capital Contributions made in accordance with this Section 5.1.

                               5.1.2. Percentage Interests

                               Each Member shall own an LLC Interest representing the Percentage Interest in the LLC as set forth opposite such Member’s Name in Exhibit A.

                               5.1.3 Abell Contribution

                               Notwithstanding anything to the contrary contained herein, Abell shall contribute its initial Capital Contribution of $100,000 to the LCC (the “Abell Initial Capital Contribution”) whereby the Abell Initial Capital Contribution shall be delivered in one installment of $50,000 (the “First Installment”) and one (the “Full Second Installment”) or more (each a “Partial Second Installment”) additional installments to total $50,000 in the aggregate, such Full Second Installment or any Partial Second Installment to be provided in Abell’s sole discretion.

                               5.1.4 Reduction in Abell Contribution and Percentage Interest; Restriction Waiver and Return of LLC Technology

                                         (i)          In the event that Abell elects not to provide any Partial Second Installment or the Full Second Installment pursuant to Section 5.1.3 within thirty (30) days (the “Notice Period”) of the written request by Encore and Hunt (such notice to be provided upon the LLC’s use of substantially all of the funds from the First Installment), the Members hereby agree that Abell’s Capital Contribution and Percentage Interest in the LLC shall be reduced pro rata and the officers of the LLC shall reflect such reduction on Exhibit A hereto.

                                         (ii)          In the event that Abell chooses not to provide a Full Second Installment pursuant to Section 5.1.3 or has not otherwise purchased such New LLC Interests pursuant to Section 9.5 hereof within the Notice Period (such Notice Period to be extended, if necessary, to provide Abell with the ten days to determine whether to purchase any New LLC Interest pursuant to Section 9.5) such that Abell holds ten percent (10%) or more of the LLC Interests, the Members hereby agree that the requirement as set forth in Section 2.3 to locate the principal place of business and any production, manufacturing or assembly facilities in the City of Baltimore, Maryland shall be waived.

                                         (iii)          In the event that Abell elects not to provide any Partial Second Installment, the Full Second Installment or has not otherwise purchased any New LLC Interest pursuant to Section 9.5 hereof within the Notice Period (such Notice Period to be extended, if necessary, to provide Abell with the ten days to determine whether to purchase any New LLC Interest pursuant to Section 9.5), (x) the Members agree to cause the LLC to execute an agreement to assign the LLC Technology, (y) the LLC shall have no further interest in the LLC Technology and (z) the LLC shall be deemed to have authorized and appointed Hunt and Encore and to have granted to Hunt and Encore full power of attorney to execute, jointly and severally, in the name of and on behalf of the LLC where necessary, all documents as are reasonably necessary to perfect, affirm, record and maintain title of the LLC Technology in Hunt and to establish Encore’s license rights under that certain Exclusive License Agreement by and between Encore and Hunt dated as of May 20, 2003. Upon the occurrence of the events set forth in this clause, the Members shall further cause the LLC to execute and deliver to Hunt and/or Encore such additional documents and take such other action as may be reasonably necessary to continue, secure, defend, register, confirm, evidence and otherwise give full effect to and to perfect the rights of Hunt and/or Encore in the LLC Technology.

              5.2            Capital Accounts

                               A separate Capital Account shall be established and maintained for each Member in all events in accordance with the Tax Allocations Addendum attached hereto as Addendum II and by this reference incorporated herein.

              5.3            Negative Capital Accounts

                               Except to the extent the Members are required or elect to make contributions to the capital of the LLC under Section 5.1, no Member shall be required to pay to the LLC or to any other Member any deficit or negative balance which may exist from time to time in such Member's Capital Account.

              5.4            No Interest on Capital Contributions or Capital Accounts

                               No Member shall be entitled to receive any interest on its Capital Contributions or its outstanding Capital Account balance.

              5.5            Advances to LLC

                               Members may advance funds to the LLC in excess of the amounts deemed hereunder to be contributed by them to the capital of the LLC only with the consent of the Board of Managers. Any such approved advances by a Member shall not result in any increase in the amount of such Member’s Capital Account or entitle it to any increase in the Percentage Interest represented by such Member’s LLC Interest. The amounts of such advances shall be a debt of the LLC to such Member and shall be payable or collectible only out of the LLC Assets in accordance with the terms and conditions agreed upon by the Board of Managers.

              5.6            Liability of Members and Board of Managers

                               Except as otherwise provided in the Delaware LLC Act, the debts, obligations and liabilities of the LLC, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the LLC, and none of the Members or the Managers shall be obligated personally for any such debt, obligation or liability of the LLC solely by reason of being a Member or a Manager. The failure of the LLC to observe any formalities or requirements relating to the exercise of its powers or management of its business or affairs under the Delaware LLC Act or this Agreement shall not be grounds for imposing personal liability on any Member or Manager for liabilities of the LLC.

              5.7            Return of Capital

                               Except upon the dissolution of the LLC or as may be specifically provided in this Agreement, no Member shall have the right to demand or to receive the return of all or any part of its Capital Account or its Capital Contributions to the LLC.

              5.8            Issuance of Additional LLC Interests

                               In accordance with this Agreement, the Board of Managers shall cause the LLC from time to time to issue to Members or other Persons (who, upon such issuance and the execution by such Persons of such documents as the Board of Manager deems necessary or appropriate to evidence such Persons’ agreement to be admitted as a Member and to be bound by the terms and conditions of the Certificate and this Agreement, shall automatically become Members) (i) additional LLC Class A Interests pursuant to warrants for LLC Class A Interests as set forth on Exhibit B and (ii) such other additional LLC Interests for such consideration and in one or more classes, or one or more series of any such classes, with such designations, preferences and relative, participation, optional or other special rights, powers and LLC Interests, all as shall be determined by the Board of Managers subject to the requirements of Delaware law and to the requirements of this Agreement, including without limitation, (x) the allocations of items of LLC income, gain, loss, deduction and credit to each such class or series of LLC Interests; (y) the right of each such class or series of LLC Interests to share in LLC distributions; and (z) the rights of each such class or series of LLC Interests upon dissolution and liquidation of the LLC. Such issuance of additional LLC Interests shall automatically and without any further action by the Members cause the Member’s Percentage Interests to be adjusted to reflect the additional LLC Interests issued. The Exhibits shall be amended from time to time by the officers of the LLC, as necessary, to reflect any issuance of additional LLC interests.

6.           ALLOCATION OF PROFITS AND LOSSES; DISTRIBUTIONS

              6.1            Allocation of Net Income or Net Loss

                               The Net Income or Net Loss, other items of income, gains, losses, deductions and credits, and the taxable income, gains, losses, deductions and credits of the LLC, if any, for each Fiscal Year (or portion thereof) shall be allocated to the Members as provided in the Tax Allocations Addendum.

              6.2            Allocation of Income and Loss With Respect to LLC Interests Transferred

                               If any LLC Interest is transferred during any Fiscal Year, the Net Income or Net Loss (and other items referred to in Section 6.3) attributable to such

LLC Interest for such Fiscal Year shall be allocated between the transferor and the transferee based on the number of days during such Fiscal Year for which each party was the owner of the LLC Interest transferred.

              6.3            Distributions

                               6.3.1 Determination of Availability.

                               Cash available or property available to be distributed in-kind by the LLC to the Members (“Distributions”) shall be determined for each Fiscal Year by the Board of Managers and shall be distributed to the Members in proportion to their Percentage Interests.

                               6.3.2 Distribution to Members.

                               Distributions shall be distributed at least annually within one hundred twenty (120) days after the end of each Fiscal Year, commencing with the Fiscal Year ending December 31, 2005. Distributions also may be distributed, in the sole and absolute discretion of the Board of Managers, after retention of appropriate reserves, at other times during any Fiscal Year in anticipation of the year-end determination thereof, and such Distributions shall be subject to year-end adjustment. The Members agree that, within thirty (30) days after determination by the LLC that an overpayment was made to any Member for any Fiscal Year pursuant to this Section 6.3, such Member shall repay the overpayment unless the Board of Managers otherwise agrees to allow such overpayment to be a credit against future Distributions, or make such other adjustments as the Board of Managers determines to be appropriate to remedy such overpayment.

7.           MEMBERS AND MANAGEMENT

              7.1            Members

                               7.1.1. Classes of LLC Interests.

                               For purposes of voting, the LLC Interests shall be either “Class A Interests” or “Class B Interests” with such relative rights, powers and duties as are set forth in or established in accordance with this Agreement. The LLC Interests of each of Encore and Hunt (or any successor, respectively) (each a “Class A Member”) shall be Class A Interests. The LLC Interests of Abell (or its successor) (the “Class B Member”) shall be Class B Interests.

                               7.1.2. Meetings

                               The Members shall meet at such place, on such date and at such time as may be fixed by the Board of Managers for the purpose of electing Board of

Managers and for the transaction of such other lawful business as may come before the meeting. Meetings of the Members may be called by a Chief Executive Officer and shall be called by the Chief Executive Officer or Secretary upon the request of the Board of Managers or any Member upon at least ten (10) nor more than sixty (60) days’ notice to all Members in writing or by telephone, facsimile or electronic mail. No business shall be acted upon at a meeting that is not stated in the notice of the meeting unless all Members are present (in person or by proxy) at the meeting and agree to take action on such business. Members may vote in person or by proxy, and such proxy may be granted in writing, by means of electronic transmission (as defined in the Delaware LLC Act), or as otherwise permitted by applicable law. Meetings of Members may be held by telephone or any other communications equipment by means of which all participating Members can simultaneously hear each other during the meeting.

                               7.1.4. Quorum

                               No action may be taken at a meeting of Members unless a quorum consisting of at least a majority of the Members is present in person or by proxy.

                               7.1.5. Action by Written Consent

                               Any action which may be taken by the Members, or by any class of Members, under this Agreement may be taken without a meeting if consents in writing setting forth the action so taken are signed by Members who own LLC Interests having voting power to cast not less than the minimum number of votes necessary for such action to be taken by the Members, or such class of Members. All Members who do not participate in taking the action by written consent shall be given written notice thereof by the Secretary of the LLC promptly after such action has been taken. A consent transmitted by electronic transmission (as defined in the Delaware LLC Act) by a Member or by a person or persons authorized to act for a Member shall be deemed to be written and signed for purposes of this Section 7.1.5.

                               7.1.6. Voting Rights; Required Vote

                                         (i)          Each Member shall be entitled to vote the Percentage Interest represented by such Member’s LLC Interest with respect to any section required or permitted to be entitled to vote the Percentage Interest represented by such Member’s LLC Interest as set forth on Exhibit A with respect to any action required or permitted to be taken by the Members under this Agreement except as otherwise set forth in below. Each Member shall be entitled to notice of all meetings of Members in accordance with this Agreement, and except as otherwise required by law or set forth in this Agreement, each Member shall be entitled to vote on all matters submitted to the Members for a vote.

                                         (ii)          The Class A Members, by majority vote, shall be entitled to vote the Percentage Interest represented by each Class A Member for the election of one Manager (the “Class A Designated Manager”). The Class B Members, by majority vote, shall be entitled to vote the Percentage Interest represented by each Class B Member for the election of one Manager (the “Class B Designated Manager”).

                                         (iii)          Except as otherwise provided in Section 5.1.4 hereof, in addition to any other rights provided by law, the consent of the Class B Member given in writing or by vote at a meeting shall be required for the LLC to:

         (a)          enter into any agreement, transaction, commitment or arrangements to incur any debt financing;

         (b)          authorize or effect a (x) Reorganization Event or (y) Liquidation;

         (c)          amend or repeal any provision of the LLC’s certificate of formation or this Agreement (except Exhibit A hereto which the officers of the LLC may amend from time to time in accordance with this Agreement);

         (d)          authorize the issuance of any additional LLC Interests (except pursuant to the warrant set forth on Exhibit B);

         (e)          authorize or effect the payment of Distributions on, or the redemption or repurchase of, any LLC Interests;

         (f)          enter into any agreement, transaction, commitment or arrangement with any Affiliate with a value in excess of $5,000, except for (x) agreements, transactions, commitments and arrangements entered into with Managers and Affiliates thereof that are approved by a majority of the disinterested Managers, (y) agreements, transactions, commitments and arrangements entered into on an arm’s-length basis on terms that are fair and reasonable to the LLC, and (z) employment and compensation arrangements and benefit programs for officers and Managers approved by the Board of Managers (including, in the case of arrangements made with Managers, a majority of the disinterested Managers);

         (g)          following the initial location of the chief executive office of the LLC in the City of Baltimore, move such office out of the City of Baltimore;

         (h)          following the initial location of the production or assembly facilities of the LLC in the City of Baltimore, Maryland, move such facilities out of the City of Baltimore, unless adequate space and industrial facilities are not available, or satisfactory labor agreements or transportation conditions are not attainable, within such City on commercially reasonable terms;

         (i)          take any other action materially and adversely affecting the rights of the Class B Member;

         (j)          form any direct or indirect subsidiary of the LLC; or

         (k)          materially change the nature of the LLC’s Business or enter into any new line of business.

         “Business” shall mean solely the research and development of the LLC Technology, the production and testing of prototypes of the LLC Technology and related activities thereto.

                               7.1.7. Waivers of Notice

                               Whenever the giving of any notice to Members is required by statute or this Agreement, a waiver thereof, in writing and delivered to the LLC signed by the Person or Persons entitled to said notice, whether before or after the event as to which such notice is required, shall be deemed equivalent to notice. Attendance of a Member at a meeting or execution of a written consent to any action shall constitute a waiver of notice of such meeting or action.

              7.2            Management of LLC by Board of Managers

                               7.2.1. Management by Board of Managers

                               The Members hereby unanimously agree that the full responsibility for management of the business and affairs of the LLC shall be delegated to a board of managers (the “Board of Managers”) pursuant to Section 18-402 of the Delaware LLC Act, subject in all cases to the provisions of Section 7.4.

                               7.2.2. Power and Authority of Board of Managers

                               Subject to the provisions of Section 7.4 and except as otherwise expressly provided in this Agreement, the Board of Managers (acting on behalf of the LLC) shall have the right, power, and authority to manage, operate, and control the business and affairs of the LLC and to do or cause to be done any and all acts, at the expense of the LLC, deemed by the Board of Managers to be necessary or appropriate to effectuate the purposes of the LLC. Except as otherwise expressly provided in this Agreement or as may be approved by the Board of Managers, no Member shall have any authority, right or power, by virtue of being a Member, to bind the LLC, or to manage or control, or to participate in the management or control of, the business and affairs of the LLC in any manner whatsoever. Without limiting the generality of the foregoing, the Board of Managers shall have the right, power, and authority on behalf of the LLC:

                                         (i)          to develop, review, and approve annual budgets, policies, operating guidelines, and other operational items for the LLC;

                                         (ii)          to elect officers of the LLC in accordance with Section 7.3;

                                         (iii)         to arrange for such personnel as may be necessary or convenient to carry out the business and affairs of the LLC;

                                          (iv)        to establish such reasonable cash reserves to provide for anticipated expenses of the LLC as the Board of Managers determines to be necessary for timely payment of such expenses; and

                                         (v)          to direct the Chief Executive Officer or any other duly appointed officer of the LLC to make, execute, assign, acknowledge, and file on behalf of the LLC any and all documents or instruments of any kind which the Board of Managers may deem necessary or appropriate in carrying out the business and affairs of the LLC, including, without limitation, powers of attorney, agreements of indemnification, documents, or instruments of any kind or character, and amendments thereto (and no person, firm or corporation dealing with the Board of Managers shall be required to determine or inquire into the authority or power of the Board of Managers to bind the LLC or to execute, acknowledge, or deliver any and all documents in connection therewith).

                               Except as may be approved by the Board of Managers, no Manager, acting individually, shall have any authority, right or power, by virtue of being a Manager, to bind the LLC.

                               7.2.3. Composition; Election; Removal

                                         (i)          Number; Qualifications. The Board of Managers shall initially be composed of three (3) members (each, a “Manager”). Managers need not be Members.

                                         (ii)          Election. The Class A Manager and Class B Manager shall be elected pursuant to Section 7.1.6. The Class A Manager and Class B Manager shall elect an additional Manager (the “Additional Manager”). Each Class

A Manager and Class B Manager shall be elected at the annual meeting of Members held for the purpose of electing Managers, to hold office until the next annual meeting of Members and until their respective successors are duly elected and qualified. The Additional Manager shall hold office until such time as the Class A Manager and Class B Manager vote to remove such Additional Manager and until a successor is duly elected and qualified.

                                         (iii)          Initial Board of Managers. The initial Board of Managers shall consist of Dan Hunter (designated hereafter as the Class A Manager) and Eileen O’Rourke (designated hereafter as the Class B Manager); provided, that upon receipt by the LLC of any Partial Second Installment or the Full Second Installment, the Class A Manager and Class B Manager shall appoint the Additional Manager pursuant to Section 7.2.3(ii) hereof.

                                         (iv)          Vacancies. In the event of any vacancy in the office of a Manager as a result of the death, incapacity, resignation or removal of a Manager, such vacancy shall be filled either (x) by the affirmative vote of a majority of the Class of Members which elected the Manager whose office is vacant at a meeting of the Members called for such purpose or (y) by the Class A Manager and Class B Manager with respect to the Additional Manager. The Manager elected to fill any vacancy shall hold office until the next annual meeting of the Members for the election of Managers and until such Manager’s successor is duly elected and qualified.

                                         (v)          Removal of Managers. Any Manager may be removed, with or without cause, by (i) the affirmative vote of a majority of the Class of Members which elected such Manager with respect to the Class A Manager and the Class B Manager, respectively, and (ii) the Class A Manager and Class B Manager with respect to the Additional Member. Any vacancy caused by any such removal shall be filled as provided in Section 7.2.3(iv) above.

                               7.2.4. Meetings

                               Regular meetings of the Board of Managers shall be held at least once each Fiscal Year on such date and at such place and time as may be fixed from time to time by the Board of Managers (unless such meeting shall be waived by all of the Managers). Regular meetings of the Board of Managers shall be held on not less than two (2) days notice to all Managers in writing or by telephone or facsimile transmission. Special meetings of the Board of Managers may be called by the Chief Executive Officer or Secretary, on written request of two Managers or by the Class B Member. No business shall be acted upon at a special meeting that is not stated in the notice of the meeting unless all managers are present in person and consent to such additional business. Managers may vote in person or by proxy, and such proxy may be granted in writing, by electronic transmission (as defined in the Delaware LLC Act), or as otherwise permitted by applicable law. Meetings of the

Board of Managers may be held by conference telephone or other communications equipment by means of which all participating Managers can simultaneously hear each other during the meeting.

                               7.2.5. Quorum

                               No action may be taken at a meeting of the Board of Managers unless a quorum consisting of at least a majority of the Managers then in office are present in person or by proxy; provided, however, that the Class B Manager is present in person or by means permitted under this Section 7 and the act of a majority of the Managers present at any meeting at which there is a quorum (which majority shall include the Class B Manager) shall be the act of the Board of Managers, except as may be otherwise specifically provided by statute, the certificate of formation or this Agreement. If a quorum shall not be present at any meeting of the Board of Managers, the Managers present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

                               7.2.6. Action by Written Consent

                               Any action which may be taken by the Board of Managers under this Agreement may be taken without a meeting if consents in writing setting forth the action so taken are signed by a majority of the Managers then in office (which majority shall include the Class B Manager).

                               7.2.7. Voting Rights; Required Votes

                               Each Manager shall be entitled to cast one vote with respect to any matter coming before the Board of Managers, except with respect to a determination to seek indemnification pursuant to Section 7.6 hereof, in which event a Manager seeking indemnification hereunder shall have no vote with respect to his indemnification. Any action required or permitted to be taken by the Board of Managers must be approved by the affirmative vote of a majority of the Managers then in office (which majority shall include the Class B Manager), except that any determination to grant indemnification to a Manager pursuant to Section 7.6 hereof shall require the affirmative vote of a minimum of one (1) Manager (provided, that to the extent that such determination is not concerning the Class B Manager, a majority shall include at least the Class B Manager).

                               7.2.8. Compensation of Members of the Board of Managers

                               Members of the Board of Managers, as such, shall not receive any stated salary for their services, but the Board of Managers may authorize the payment to Managers of a fixed sum and expenses of attendance, if any, for each regular or special meeting of the Board of Managers attended; provided that nothing herein contained shall be construed to preclude any Manager from serving the LLC in any other capacity and receiving compensation therefor.

                               7.2.9. Resignations

                               Any Manager may resign at any time by giving written notice to the Board of Managers or to the Chief Executive Officer, President or the Secretary of the LLC. Any such resignation shall take effect at the time specified therein, or, if no time is specified, upon receipt thereof; and unless otherwise specified therein, acceptance of such resignation shall not be necessary to make it effective.

              7.3            Officers

                               7.3.1. Number, Election and Term of Office

                               The officers of the LLC shall be a Chief Executive Officer, Treasurer and a Secretary, and may at the discretion of the Board of Managers include a President, one or more Vice Presidents, Assistant Secretaries and other officers. The officers of the LLC subsequently shall be elected annually by the Board of Managers at its first meeting held after the annual meeting of the Members for the election of Managers and shall hold their respective offices until their successors are duly elected and have qualified or until their earlier death, resignation or removal. Except as otherwise provided by law, any number of offices may be held by the same person.

                               7.3.2 Chief Executive Officer

                               The Chief Executive Officer of the LLC, subject to the direction of the Board of Managers, shall have general and active management of the business of the LLC, and shall see that all orders and resolutions of the Board of Managers are carried into effect. The Chief Executive Officer shall ensure that the books, reports, statements, certificates and other records of the LLC are kept, made or filed in accordance with the laws of the State of Delaware. The Chief Executive Officer shall cause to be called regular and special meetings of the Members and of the Board of Managers in accordance with this Agreement. The Chief Executive Officer may sign, execute and deliver in the name of the LLC all deeds, mortgages, bonds, contracts or other instruments authorized by the Board of Managers, except in cases where the signing, execution or delivery thereof shall be expressly delegated by the Board of Managers or by this Agreement to some other officer or agent of the LLC or where any of them shall be required by law otherwise to be signed, executed or delivered. The Chief Executive Officer shall appoint and remove, employ or discharge, and fix the compensation of all servants, agents, employees and clerks of the LLC other than the duly elected or appointed officers. In addition to the powers and duties expressly conferred upon the Chief Executive Officer by this Agreement, the Chief Executive Officer shall, except as otherwise specifically provided by the laws of the State of Delaware, have such other powers and duties as shall from time to time be assigned to the Chief Executive Officer by the Board of Managers.

                               7.3.3. President

                               Subject to the direction of the Board of Managers and Chief Executive Officer, the President (i) shall be the chief operating officer of the LLC, (ii) shall have full responsibility and authority for management of the day-today operations of the LLC, and (iii) may execute agreements and contracts on behalf of the LLC.

                               7.3.4 Treasurer

                               The Treasurer shall have charge of the funds of the LLC. The Treasurer shall keep full and accurate accounts of all receipts and disbursements of the LLC in books belonging to the LLC and shall deposit all monies and other valuable effects in the name and to the credit of the LLC in such depositories as may be designated by the Board of Managers. The Treasurer shall disburse the funds of the LLC as may be ordered by the Board of Managers, and shall render to the Board of Managers, whenever they may require it, an account of all the Treasurer’s transactions as Treasurer and an account of the business and financial position of the LLC.

                               7.3.5. Secretary

                               The Secretary, at the direction of the Board of Managers, shall prepare and distribute to the Board Members an agenda in advance of each meeting and shall prepare and distribute promptly to each Board Member written minutes of all meetings of the Board of Managers. The Secretary shall also be responsible for preparing and distributing to the Board Members any notices received by the LLC or otherwise called for by this Agreement to be given by the LLC.

                               7.3.6. Vice President

                               The Board of Managers may appoint one or more Vice Presidents of the LLC. Each Vice President shall perform such duties as the Chief Executive Officer or the Board of Managers shall require of such Vice President.

                               7.3.7. Assistant Secretary

                               The Board of Managers may appoint one or more Assistant Secretaries of the LLC. Each Assistant Secretary shall perform such duties as the Chief Executive Officer or the Board of Managers shall require of such Assistant Secretary. The Assistant Secretaries (in the order of their election) shall, during the absence or incapacity of the Secretary, assume and perform all functions and duties which the Secretary might lawfully do if present and not under any incapacity.

                               7.3.8. Other Officers

                               The Board of Managers may appoint such other officers and agents of the LLC as the Board of Managers shall deem necessary or appropriate to carry out the business of the LLC upon such terms and conditions the Board of Managers may determine. Any such officer shall hold his or her respective office for the term specified by the Board of Managers unless earlier removed by the Board of Managers.

                               7.3.9. Resignation

                               Any officer or agent of the LLC may resign at any time by giving written notice to the Board of Managers or to the Chief Executive Officer of the LLC. Any such resignation shall take effect at the time specified therein or, if no time is specified, upon receipt thereof; and unless otherwise specified therein, acceptance of such resignation shall not be necessary to make it effective.

                               7.3.10. Removal; Vacancies; Transfer of Duties

                               Any officer or agent of the LLC may be removed from office, with or without cause, by the Board of Managers at a meeting called for that purpose. Any vacancy in the office of Chief Executive Officer or Secretary for any reason shall be filled by a person designated by the Board of Managers for the unexpired term of the vacant office. The Board of Managers in its sole and absolute discretion may transfer the power and duties, in whole or in part, of any officer to any other officer, or persons, notwithstanding the provisions of this Agreement, except as otherwise provided by the laws of the State of Delaware.

                               7.3.11. Compensation

                               The officers of the LLC shall be entitled to such salary or other compensation as the Board of Managers shall determine.

                               7.3.12. Third Party Reliance

                               Third parties dealing with the LLC shall be entitled to rely conclusively upon the power and authority of the officers of the LLC as set forth herein.

              7.4            Fiduciary Relationship

                               No Manager shall be liable to the LLC or its Members for monetary damages for breach of fiduciary duty as a Manager or otherwise liable, responsible or accountable to the LLC or its Members for monetary damages or otherwise for any acts performed, or for any failure to act; provided, however, that this provision shall not eliminate or limit the liability of a Manager (i) for any breach of the

Manager’s duty of loyalty to the LLC or its Members, (ii) for acts or omissions which involve intentional misconduct or a knowing violation of law, or (iii) for any transaction from which the Manager received any improper personal benefit.

              7.5            Other Activities of Members or Affiliates

                               Subject to any intellectual property or other property rights of the LLC and to protection of the confidentiality of any information treated as confidential by the LLC, any Member or any Affiliate thereof may have other business interests and may engage in other business ventures of any nature or description whatsoever, whether currently existing or hereafter created and may compete, directly or indirectly, with the business of the LLC. No Member or Affiliate thereof shall incur any liability to the LLC as a result of such Member’s or Affiliate’s pursuit of such other business interests, ventures, and competitive activity, and neither the LLC nor the other Members shall have any right to participate in such other business ventures or to receive or share in any income or profits derived therefrom.

              7.6            Indemnification of the Managers and Officers

                               7.6.1. In accordance with Section 18-108 of the Delaware LLC Act, the LLC shall indemnify and hold harmless any Member, Manager, officer, or Affiliate thereof (individually, in each case, an “Indemnitee”) to the fullest extent permitted by law from and against any and all losses, claims, demands, costs, damages, liabilities (joint or several), expenses of any nature (including attorneys’ fees and disbursements), judgments, fines, settlements, and other amounts arising from any and all claims, demands, actions, suits, or proceedings, whether civil, criminal, administrative or investigative, in which the Indemnitee may be involved, or threatened to be involved, as a party or otherwise, arising out of or incidental to the business or activities of or relating to the LLC, regardless of whether the Indemnitee continues to be a Member, Manager, an officer or Affiliate thereof at the time any such liability or expense is paid or incurred; provided, however, that this provision shall not eliminate or limit the liability of an Indemnitee (i) for any breach of the Indemnitee’s duty of loyalty to the LLC or its Members, (ii) for acts or omissions which involve intentional misconduct or a knowing violation of law, or (iii) for any transaction from which the Indemnitee received any improper personal benefit.

                               7.6.2. Expenses incurred by an Indemnitee in defending any claim, demand, action, suit, or proceeding subject to this Section 7.6 shall, from time to time, upon request by the Indemnitee be advanced by the LLC prior to the final disposition of such claim, demand, action, suit, or proceeding upon receipt by the LLC of an undertaking by or on behalf of the Indemnitee to repay such amount, if it shall be determined in a judicial proceeding or a binding arbitration that such Indemnitee is not entitled to be indemnified as authorized in this Section 7.6.

                               7.6.3. The indemnification provided by this Section 7.6 shall be in addition to any other rights to which an Indemnitee may be entitled under any agreement, vote of the Members, as a matter of law or equity, or otherwise, both as to an action in the Indemnitee’s capacity as a Member, Manager, an officer or any Affiliate thereof, and as to an action in another capacity, and shall continue as to an Indemnitee who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns, and administrators of the Indemnitee.

                               7.6.4. The LLC may purchase and maintain insurance on behalf of the Board of Managers and such other Persons as the Board of Managers shall determine against any liability that may be asserted against or expense that may be incurred by such Persons in connection with offering of interests in the LLC or the business or activities of the LLC, regardless of whether the LLC would have the power to indemnify such Persons against such liability under the provisions of this Agreement.

                               7.6.5. An Indemnitee shall not be denied indemnification in whole or in part under this Section 7.6 or otherwise by reason of the fact that the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted or not expressly prohibited by the terms of this Agreement.

                               7.6.6. The provisions of this Section 7.6 are for the benefit of the Indemnitees, their heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons.

              7.7            Delegation of Rights and Authority

                               Except as otherwise expressly provided in this Agreement, neither the Board of Managers nor any Member or Manager may delegate to any Person or Persons the rights and powers of the Board of Managers or of such Member or Manager to manage and control the business and affairs of the LLC.

8.           BANK ACCOUNTS; BOOKS AND RECORDS; STATEMENTS; TAXES; FISCAL YEAR

              8.1            Bank Accounts

                               All funds of the LLC shall be deposited in its name in such checking and savings accounts, time deposits or certificates of deposit, or other accounts at such banks as shall be designated by the Chief Executive Officer from time to time, and the Chief Executive Officer shall arrange for the appropriate conduct of such account or accounts.

              8.2            Books and Records

                               The Chief Executive Officer shall keep, or cause to be kept, accurate, full and complete books and accounts showing assets, liabilities, income, operations, transactions and the financial condition of the LLC. Such books and accounts shall be prepared on the accrual basis of accounting, as determined by the Board of Managers. Any Member, or its respective designee, shall have access thereto at any reasonable time during regular business hours and shall have the right to copy said records at its expense.

              8.3            Financial Statements and Information

                               8.3.1. All financial statements prepared pursuant to this Section 8.3 shall present fairly the financial position and operating results of the LLC and shall be prepared in accordance with generally accepted accounting principles on the accrual basis as provided in Section 8.2 for each Fiscal Year of the LLC during the term of this Agreement.

                               8.3.2. Within thirty (30) days after the end of each quarterly period (the “Fiscal Quarter”) of each Fiscal Year, commencing on the first full Fiscal Quarter after the date of this Agreement, the Chief Executive Officer shall prepare and submit or cause to be prepared and submitted to the Members an unaudited statement of profit and loss for the LLC for such Fiscal Quarter and year-to-date and an unaudited balance sheet of the LLC dated as of the end of such Fiscal Quarter, in each case prepared in accordance with the generally accepted accounting principles consistently applied (subject to normal year end adjustments).

                               8.3.3. Within one hundred twenty (120) days after the end of each Fiscal Year during the term of this Agreement, the Chief Executive Officer shall prepare and submit or cause to be prepared and submitted to the Members (i) an audited balance sheet, together with audited statements of profit and loss, Members’ equity and changes in financial position for the LLC during such Fiscal Year; (ii) a report of the activities of the LLC during the Fiscal Year; (iii) a report summarizing the fees and other remuneration paid by the LLC for such Fiscal Year to the Board of Managers and/or officers; and (iv) an audited statement showing any amounts distributed to the Members in respect of such Fiscal Year.

                               8.3.4. The Chief Executive Officer shall provide to the Members such other reports and information concerning the business and affairs of the LLC as may be required by the Delaware LLC Act or by any other law or regulation of any regulatory body applicable to the LLC.

              8.4            Accounting Decisions

                               All decisions as to accounting matters, except as specifically provided to the contrary herein, shall be made by the Board of Managers.

              8.5            Where Maintained

                               The books, accounts and records of the LLC at all times shall be maintained at the LLC’s principal office or such other office or offices as the Board of Managers shall determine.

              8.6            Tax Returns

                               8.6.1. The Chief Executive Officer shall, at the expense of the LLC, cause to be prepared and delivered to the Members, in a timely fashion after the end of each Fiscal Year, copies of all federal and state income tax returns for the LLC for such Fiscal Year, one copy of which shall be timely filed with the appropriate tax authorities. Such returns shall accurately reflect the results of operations of the LLC for such Fiscal Year. The Board of Managers shall appoint a Member as the “tax matters partner” (as defined in the Code) of the LLC and is authorized and required to represent the LLC (at the expense of the LLC) in connection with all examinations of the affairs of the LLC by any federal, state, or local tax authorities, including any resulting administrative and judicial proceedings, and to expend funds of the LLC for professional services and costs associated therewith.

                               8.6.2. The “tax matters partner” shall keep all Members fully informed of the progress of any such examination, audit or other proceeding, and any Member with a Percentage Interest of at least 10% (and any person that was a Member with a Percentage Interest of at least 10% in the year to which such examination, audit or other proceeding relates) shall have the right to participate in such examination, audit or other proceeding. Each Member and former Member agrees to cooperate with the Board of Managers and the “tax matters partner” and to do or refrain from doing any or all things reasonably required by the Chief Executive Officer in connection with the conduct of such proceedings.

              8.7             Fiscal Year

                               The fiscal year of the LLC for financial, accounting, federal, state and local income tax purposes shall initially be the fiscal year commencing on January 1 and ending on December 31 (the “Fiscal Year”). The Board of Managers shall have authority to change the beginning and ending dates of the Fiscal Year if the Board of Managers, in its sole and absolute discretion, deems such change to be necessary or appropriate to the business of the LLC, and shall give written notice of any such change to the Members within thirty (30) days after the occurrence thereof.

9.           TRANSFER AND REDEMPTION OF LLC INTERESTS AND THE ADDITION, SUBSTITUTION AND WITHDRAWAL OF MEMBERS

              9.1            Transfer of LLC Interests

                               9.1.1. The term “transfer”, when used in this Section 9 with respect to an LLC Interest, shall include any sale, assignment, gift, pledge, hypothecation, mortgage, exchange, or other disposition, except that such term shall not include any pledge, mortgage, or hypothecation of or granting of a security interest in an LLC Interest in connection with any financing obtained on behalf of the LLC.

                               9.1.2. No LLC Interest shall be transferred, in whole or in part, except in accordance with the terms and conditions set forth in this Section 9. Any transfer or purported transfer of any LLC Interest not made in accordance with this Section 9 shall be void ab initio. The Exhibits shall be amended from time to time, as necessary, to reflect any permitted transfers.

              9.2            Restrictions on Transfers

                               9.2.1. Any transferee of an LLC Interest shall become a substituted Member only (i) upon the transferee agreeing to be bound by all the terms and conditions of the Certificate and this Agreement as then in effect and (ii) upon the approval of at least a majority of the Managers. Unless and until a transferee is admitted as a substituted Member, the transferee shall have no right to exercise any of the powers, rights, and privileges of a Member hereunder. A Member who has transferred its LLC Interest shall cease to be a Member upon transfer of the Member’s entire LLC Interest and thereafter shall have no further powers, rights, and privileges as a Member hereunder except as provided in Section 7.6 and Section 8.6.2.

                               9.2.2. For the purpose of Section 9.2.1, in calculating a majority in interest of the non transferred LLC Interests, the LLC Interests of the transferring Member shall be excluded.

                               9.2.3. The LLC, each Member, the Board of Managers, the officers and any other person or persons having business with the LLC need deal only with Members who are admitted as Members or as substituted Members of the LLC, and they shall not be required to deal with any other person by reason of transfer by a Member or by reason of the death of a Member, except as otherwise provided in this Agreement. In the absence of the substitution (as provided herein) of a Member for a transferring or a deceased Member, any payment to a Member or to a Member’s executors or administrators shall acquit the LLC and the Board of Managers of all liability to any other persons who may be interested in such payment by reason of an assignment by, or the death of, such Member.

                               9.2.4. Notwithstanding the foregoing, any Member may transfer such Member’s economic interest in such Member’s LLC Interest to a transferee which, directly or indirectly, controls, is controlled by, or under common control with, such Member; provided, however, such transfer shall give the transferee only the right to receive distributions, income, gain and loss allocable to such Member’s LLC Interest to which such Member would otherwise be entitled.

              9.3            Rights of First Refusal

                               9.3.1. First Refusal Rights

                               Neither Encore nor Hunt (each a “Non-Abell Holder” and collectively, the “Non-Abell Holders”) shall (during his lifetime, in the case of Hunt) Transfer any LLC Interest now or hereafter held or acquired by the Non-Abell Holders, respectively, to any individual or entity except upon receipt of a bona fide third party offer (a “Third Party Offer”) and after the Non-Abell Holder desiring to make the Transfer (the “Selling Holder”) shall first deliver a written notice (the “Transfer Notice”) to the Abell specifying (i) the name and address of the individual or entity making the Third Party Offer, (ii) the Percentage Interest which the Selling Stockholder wishes to sell (the “Offered Interest”), (iii) the cash or other purchase price offered for the LLC Interests (the “Offer Price”), (iv) any other terms and conditions of the Transfer and (v) a copy of the Third Party Offer. The Transfer Notice shall constitute an irrevocable offer by the Non-Abell Holder to sell to Abell the Offered Interest at the price and under the same terms and conditions contained in the Transfer Notice.

                               9.3.2. Abell Rights

                               Abell shall have the right to purchase any Percentage Interest of the Offered Interest. Within ten (10) Business Days following its receipt of the Transfer Notice, Abell shall notify the Company and the Selling Holder as to the Percentage Interest, if any, that Abell is electing to purchase (each such notice being an “Acceptance”). Each Acceptance shall be deemed to be an irrevocable commitment to purchase from the Selling Holder that Percentage Interest of the Offered Interest which Abell has elected to purchase pursuant to its Acceptance.

                               9.3.3. Sale by Selling Holder

                               If Abell does not deliver to the Selling Holder an Acceptance to purchase all of the Offered Interest within the time period set forth in Section 9.3.2, above, the Selling Holder may, within a period of one hundred twenty (120) days from the date of the Transfer Notice, sell all, but not less than all, of the Offered Interest to one or more Third Parties (each a “Third Party Transferee”), for cash or other consideration substantially on the terms specified in the Transfer Notice. Upon any such sale, the Third Party Transferee shall fully comply with this

Section 9 concerning the transfer of the LLC Interest. If the Selling Holder does not complete the sale of the Offered Interest within the 120-day period, the provisions of this Section 9.3 shall again apply, and no Transfer of LLC Interest held by the Selling Holder shall be made otherwise than in accordance with the terms of this Agreement.

                               9.3.4. Closing

                               The closing of purchases of Offered Interest by Abell shall take place within 60 days after the date of the Transfer Notice at 10:00 A.M. local time at the principal offices of the Company, or at such other date, time or place as the parties to the sale may agree (the “Closing”). At the Closing, the Selling Holder shall sell, transfer and deliver to Abell full right, title and interest in and to the Offered Interest so purchased, free and clear of all liens, security interests or adverse claims of any kind and nature (except as otherwise set forth in this Agreement and applicable securities laws) and Abell shall deliver to the Selling Holder, in full payment of the purchase price of the Offered Interest purchased, (a) any cash consideration for the LLC Interest and/or (b) any non-cash consideration for the LLC Interest in person to the Selling Holder at Closing in accordance with the Transfer Notice.

              9.4            Redemption

                               The Class B Member may, upon thirty (30) business days’ prior written notice to the LLC at any time after the fifth anniversary of the date of this Agreement, require the redemption of all or any portion of the LLC Interests owned by such holder at a redemption price equal to the Class B Member’s Capital Account.

              9.5            Right of First Offer

                               The LLC hereby grants to Abell the right, but not the obligation, to purchase all (or any part) of New LLC Interests (as hereafter defined) that the LLC may, from time to time, propose to sell. For purposes of this Section 9.5, “New LLC Interests” shall mean any LLC Interest, and rights, options or warrants to purchase such LLC Interests of any type whatsoever.

                               In the event the LLC proposed to undertake an issuance of New LLC Interests, it shall give Abell written notice of its intention, describing the type of New LLC Interests, the price and the general terms upon which the LLC proposes to issue the same. Abell shall have ten (10) days from the date of receipt of any such notice to purchase all or a portion of its pro rata share of such New LLC Interests for the price and upon the general terms specified in the notice by giving written notice to the LLC and stating therein the New LLC Interests to be purchased.

10.         DISSOLUTION AND LIQUIDATION

              10.1          Events Causing Dissolution

                               Subject to the provisions of Section 10.2 below, the LLC shall be dissolved and its affairs wound up upon the occurrence of any of the following events (each a “Liquidation”):

                                10.1.1.          the consent in writing to dissolve and wind up the affairs of the LLC by a majority of the Board of Managers (which majority shall include the Class B Member), subject to voting provisions set forth in Section 7.1.6;

                                10.1.2.          the sale or other disposition by the LLC of all or substantially all of the LLC Assets and the collection of all amounts derived from any such sale or other disposition, including all amounts payable to the LLC under any promissory notes or other evidences of indebtedness taken by the LLC (unless the Members shall elect to distribute such indebtedness to the Members in liquidation), and the satisfaction of contingent liabilities of the LLC in connection with such sale or other disposition; and

                                10.1.3.          the occurrence of any other event that, under the Delaware LLC Act, would cause the dissolution of the LLC or that would make it unlawful for the business of the LLC to be continued.

              10.2          Right to Continue Business of LLC

                               Upon an event of Liquidation, the LLC thereafter shall be dissolved and liquidated unless, within 90 days after the event described in any such Sections, an election to continue the business of the LLC shall be made in writing by the remaining Members holding a majority of the LLC Interests held by the remaining Members; provided, however, that no such election may be made in the case of an event described in Section 10.1.3 that makes it unlawful for the business of the LLC to be continued. If such an election to continue the LLC is made, then the LLC shall continue until another event causing dissolution in accordance with this Section 10 shall occur.

              10.3          Cancellation of Certificate

                               Upon the dissolution and completion of winding up of the LLC, the Certificate shall be canceled in accordance with the provisions of Section 18-203 of the Delaware LLC Act, and the Board of Managers (or any other person or entity responsible for winding up the affairs of the LLC) shall promptly notify the Members of such dissolution.

              10.4          Distributions Upon Liquidation

                               10.4.1.          Upon the dissolution of the LLC, the Board of Manager (or any other person or entity responsible for winding up the affairs of the LLC) shall proceed without any unnecessary delay to sell or otherwise liquidate the LLC Assets and pay or make due provision for the payment of all debts, liabilities and obligations of the LLC.

                               10.4.2.          The Board of Managers (or any other person or entity responsible for winding up the affairs of the LLC) shall distribute the net liquidation proceeds and any other liquid assets of the LLC after the payment of all debts, liabilities and obligations of the LLC (including, without limitation, all amounts owing to a Member under this Agreement or under any agreement between the LLC and a Member entered into by the Member other than in its capacity as a Member in the LLC), the payment of expenses of liquidation of the LLC, and the establishment of a reasonable reserve in an amount estimated by the Board of Managers to be sufficient to pay any amounts reasonably anticipated to be required to be paid by the LLC, which shall be distributed to the Members first, pro rata, in proportion to the positive balances, if any, in their respective Capital Accounts until such Capital Accounts are reduced to zero amounts, and, second, the remaining LLC Assets, if any, shall be distributed to the Members, pro rata, in accordance with their respective Percentage Interests.

              10.5          Reasonable Time for Winding Up

                               A reasonable time shall be allowed for the orderly winding up of the business and affairs of the LLC and the liquidation of its assets pursuant to Section 10.4 in order to minimize any losses otherwise attendant upon such a winding up.

11.         MISCELLANEOUS PROVISIONS

              11.1.         Compliance with Delaware LLC Act

                               Each Member agrees not to take any action or fail to take any action which, considered alone or in the aggregate with other actions or events, would result in the termination of the LLC under the Delaware LLC Act.

              11.2.          Additional Actions and Documents

                               Each of the Members hereby agrees to take or cause to be taken such further actions, to execute, acknowledge, deliver and file or cause to be executed, acknowledged, delivered and filed such further documents and instruments, and to use best efforts to obtain such consents, as may be necessary or as may be reasonably requested in order to fully effectuate the purposes, terms and conditions of this Agreement, whether before, at or after the closing of the transactions contemplated by this Agreement.

              11.3.         Notices

                               All notices, demands, requests or other communications which may be or are required to be given, served, or sent by a Member pursuant to this Agreement shall be in writing and shall be hand delivered (including delivery by courier), mailed by first-class, registered or certified mail, return receipt requested, postage prepaid, or transmitted by telegram, email or facsimile transmission, addressed as set forth:

Notice to Encore:	Encore Clean Energy, Inc.
Suite 610, 375 Water Street
Vancouver, BC
Canada V6B 5C6
Attention: Dan Hunter
Facsimile: (604) 801-5575
Email: dhunter@encorecleanenergy.com

With a copy to:	Monahan & Biagi, PLLC
701 Fifth Avenue
Suite 2800
Seattle, WA 98104-7003
Attention: James F. Biagi, Jr.
Facsimile: (206) 587-5710
Email: JBiagi@MonahanBiagi.com

Notice to Hunt:	Robert Hunt
23707 Redfish Lane
Pass Christian, MS 39571
Facsimile: (228) 452-0972
Email: huntband@direcway.com

Notice to Abell:	The Abell Foundation, Inc.
Suite 2300
111 S. Calvert Street
Baltimore, MD 21202-6174
Attention: Eileen O’Rourke
Facsimile: 410-539-6579
Email: orourke@abell.org

With copies to:	Hogan & Hartson L.L.P.
111 South Calvert Street

Suite 1600
Baltimore, MD 21202-6191
Attn: Nancy D. O’Neil
Fax: (410) 539-6981
Email: ndoneil@hhlaw.com

                               Each Member may designate by notice in writing a new address to which any notice, demand, request or communication may thereafter be so given, served or sent. Each notice, demand, request, or communication which shall be delivered, mailed, or transmitted in the manner described above shall be deemed sufficiently given, served, sent, or received for all purposes at such time as it is delivered to the addressee (with an affidavit of personal delivery, the return receipt, the delivery receipt, or (with respect to a telex) the answer back being deemed conclusive evidence of such delivery) or at such time as delivery is refused by the addressee upon presentation.

              11.4          Severability

                               The invalidity of any one or more provisions hereof or of any other agreement or instrument given pursuant to or in connection with this Agreement shall not affect the remaining portions of this Agreement or any such other agreement or instrument or any part thereof, all of which are inserted conditionally on their being held valid in law; and in the event that one or more of the provisions contained herein or therein should be invalid, or should operate to render this Agreement or any such other agreement or instrument invalid, this Agreement and such other agreements and instruments shall be construed as if such invalid provisions had not been inserted.

              11.5          Survival

                               It is the express intention and agreement of the Members that all covenants, agreements, statements, representations, warranties and indemnities made in this Agreement shall survive the execution and delivery of this Agreement.

              11.6          Waivers

                               Neither the waiver by the LLC or a Member of a breach of or a default under any of the provisions of this Agreement, nor the failure of the LLC or a Member, on one or more occasions, to enforce any of the provisions of this Agreement or to exercise any right, remedy or privilege hereunder, shall thereafter be construed as a waiver of any subsequent breach or default of a similar nature, or as a waiver of any such provisions, rights, remedies or privileges hereunder.

              11.7          Exercise of Rights

                               No failure or delay on the part of a Member or the LLC in exercising any right, power or privilege hereunder and no course of dealing between the Members or between a Member and the LLC shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein expressly provided are cumulative and not exclusive of any other rights or remedies which a Member or the LLC would otherwise have at law or in equity or otherwise.

              11.8          Binding Effect

                               Subject to any provisions hereof restricting assignment, this Agreement shall be binding upon and shall inure to the benefit of the Members and their respective heirs, devises, executors, administrators, legal representatives, successors, and assigns.

              11.9          Limitation on Benefits of this Agreement

                               Subject to Section 7.6 and Section 8.6.2, it is the explicit intention of the Members that no person or entity other than the Members and the LLC is or shall be entitled to bring any action to enforce any provision of this Agreement against any Member or the LLC, and that the covenants, undertakings and agreements set forth in this Agreement shall be solely for the benefit of, and shall be enforceable only by, the Members (or their respective successors and assigns as permitted hereunder), and the LLC.

              11.10         Amendment Procedure

                               Amendments to Exhibit A to reflect actions taken pursuant to this Agreement may be made by the officers of the LLC. Any other amendment or modification to this Agreement may be made only upon the written consent of all Members.

              11.11         Entire Agreement

                               This Agreement (including the Addenda and Exhibits hereto) contains the entire agreement between the Members with respect to the matters contemplated herein, and supersedes all prior oral or written agreements, commitments or understandings with respect to the matters provided for herein and therein.

              11.12        Headings

                               Section and subsection headings contained in this Agreement are inserted for convenience of reference only, shall not be deemed to be a part of this Agreement for any purpose, and shall not in any way define or affect the meaning, construction or scope of any of the provisions hereof.

              11.13        Governing Law

                               This Agreement, the rights and obligations of the parties hereto, and any claims or disputes relating thereto, shall be governed by and construed in accordance with the laws of the State of Delaware (but not including the choice of law rules thereof).

              11.14        Execution in Counterparts

                               To facilitate execution, this Agreement may be executed in as many counterparts as may be required; and it shall not be necessary that the signatures of, or on behalf of, each party, or that the signatures of all persons required to bind any party, appear on each counterpart; but it shall be sufficient that the signature of, or on behalf of, each party, or that the signatures of the persons required to bind any party, appear on one or more of the counterparts. All counterparts shall collectively constitute a single agreement. It shall not be necessary in making proof of this Agreement to produce or account for more than a number of counterparts containing the respective signatures of, or on behalf of, all of the parties hereto.

                               IN WITNESS WHEREOF, the undersigned have duly executed this Limited Liability Company Agreement, or have caused this Limited Liability Company Agreement to be duly executed on their behalf, as of the date and year first hereinabove set forth.

ENCORE CLEAN ENERGY, INC.

By:	/signed/ Dan Hunter
Name: Dan Hunter
Title: Chief Executive Officer

ROBERT D. HUNT

/signed/ Robert D. Hunt

THE ABELL FOUNDATION, INC.

By: :	/signed/ Robert C. Embry, Jr.
Name: Robert C. Embry, Jr.
Title: President

ADDENDUM I

DEFINITIONS

                               “Abell”—As defined in the recitals.

                               “Acceptance”—As defined in Section 9.3.2.

                               “Additional Manager”—As defined in the recitals.

                               “Affiliate” —When used with reference to a specified Person, means (i) any Person that directly or indirectly through one or more intermediaries controls or is controlled by or is under common control with the specified Person, (ii) any Person that is an officer or Manager of, general partner in or trustee of, or serves in a similar capacity with respect to, the specified Person or of which the specified Person is an officer, Manager, general partner or trustee, or with respect to which the specified Person serves in a similar capacity, (iii) any Person for which an officer or Manager of, general partner in or trustee of, or individual serving in a similar capacity with respect to, the specified Person serves in any such capacity, and (iv) any relative or spouse of the specified Person who makes his or her home with that of the specified Person. As used in this definition of “Affiliate”, the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

                               “Agreement”—As defined in the recitals.

                               “Board of Managers”—As defined in Section 7.2.

                               “Capital Account” —The capital account established and maintained for each Member pursuant to the Tax Allocations Addendum in Addendum II attached hereto.

                               “Capital Contribution” —Any tangible or intangible property (including cash) contributed to the LLC by or on behalf of a Member. The initial Capital Contributions of the Members are set forth in Exhibit A attached hereto, which may be amended from time to time.

                               “Class A Designated Manager”—As defined in Section 7.1.6.

                                “Class B Designated Manager”—As defined in Section 7.1.6.

                               “Class A Interest”—As defined in Section 7.1.1.

                               “Class B Interest”—As defined in Section 7.1.1.

                               “Class A Member”—As defined in Section 7.1.1.

                               “Class B Member”—As defined in Section 7.1.1.

                               “Class of Members”—All of the Class A Members and Class B Members, respectively.

                               “Certificate”—As defined in the recitals.

                               “Code” —The Internal Revenue Code of 1986, as in effect and hereafter amended, and, unless the context otherwise requires, applicable regulations thereunder. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of future law.

                               “Delaware LLC Act”—As defined in the recitals.

                               “Distributions”--As defined in Section 6.3.

                               “Encore”—As defined in the recitals.

                               “Fiscal Quarter”—As defined in Section 8.3.2.

                               “Fiscal Year”--As defined in Section 8.7.

                               “First Installment”—As defined in Section 5.1.3.

                               “Full Second Installment”—As defined in Section 5.1.3.

                               “Hunt”—As defined in the recitals.

                               “Indemnitee” —As defined in Section 7.6.1.

                               “IP Contribution”—AS defined in the recitals.

                                “LLC”—As defined in the recitals.

                               “LLC Assets” —All assets and property, whether tangible or intangible and whether real, personal, or mixed, at any time owned by or held for the benefit of the LLC.

                               “LLC Interest” —As to any Member, all of the interest of that Member in the LLC, including, without limitation, such Member’s (i) right to a distributive share of the income, gain, losses and deductions of the LLC in accordance with this Agreement, and (ii) right to a distributive share of LLC Assets.

                               “LLC Technology”—As defined in the recitals.

                               “Liquidation”—As defined in Section 10.1.

                                “Manager”—As defined in Section 7.2.3.

                               “Member” —The signatories to this Agreement, or any other Person who in the future shall execute and deliver this Agreement, or other documents as the Members deems necessary or appropriate to evidence such Person’s agreement to be admitted as a Member and be bound by the terms and conditions of the Certificate and this Agreement, and be admitted to the LLC as a new Member pursuant to the provisions hereof.

                               “Net Profit or Net Loss” —As defined in the Tax Allocations Addendum.

                               “New LLC Interests”—As defined in Section 9.5.

                               “Non-Abell Holder” and “Non-Abell Holders”—As defined in Section 9.3.1.

                               “Notice Period”—As defined in Section 5.1.4.

                               “Offered Interest”—As defined in Section 9.3.1.

                               “Partial Second Installment”—As defined in Section 5.1.3.

                               “Percentage Interest” —A Member’s voting interest in the LLC as set forth on Exhibit A.

                               “Person” —Any individual, corporation, association, partnership, limited liability company, joint venture, trust, estate, or other entity or organization.

                               “Reorganization Event” —The merger or consolidation of the LLC into or with another corporation or limited liability company, or the merger or consolidation of any other corporation with or into the LLC, if in either case upon the completion thereof, the holders of the LLC immediately prior to the merger or consolidation no longer hold a majority of the outstanding LLC Interests or capital stock of the corporation or the sale, conveyance, exchange or transfer of all or substantially all of the property or assets of the LLC.

                               “Selling Holder”—As defined in Section 9.3.1.

                               “Tax Allocations Addendum” —The Addendum attached to the Agreement as Addendum II and incorporated herein by reference.

                               “Third Party Offer”—As defined in Section 9.3.1.

                               “Third Party Transferee”—As defined in Section 9.3.3.

                               “Transfer”—As defined in Section 9.1.

                               “Transfer Notice”—As defined in Section 9.3.1.

ADDENDUM II

TAX ALLOCATIONS ADDENDUM

               1.             Purpose.

                               This Tax Allocations Addendum (the “Addendum”) is attached to, and constitutes a part of, the Limited Liability Company Agreement of World, Wind and Water ENERGY LLC (the “LLC”), as it may be amended from time to time (the “Agreement”), for the purpose of setting forth the rules governing the maintenance of the Capital Accounts required to be maintained for each Member under the Agreement and the rules governing the allocation of the LLC’s items of Net Income and Net Loss, other items of income, gain, loss, deduction and credit, and taxable income, gain, loss, deduction, and credit. This Addendum is to be construed and applied to the extent practicable in a manner consistent with the Members’ agreement with respect to LLC distributions as set forth in Section 6 of the Agreement.

               2.             Certain Definitions.

                               Unless otherwise provided in this Addendum, all capitalized terms used in this Addendum shall have the meanings assigned to them in other provisions of the Agreement. In addition, the following terms shall have the meanings indicated:

                               “Addendum”--This Tax Allocations Addendum, as it may be amended from time to time.

                               “Adjusted Basis”--The basis for determining gain or loss for federal income tax purposes from the sale or other disposition of property, as defined in section 1011 of the Code.

                               “Adjusted Capital Account Balance”--The balance in a Member’s Capital Account after crediting to that account the Member’s current share of minimum gain as determined in Regulations sections 1.704 -2(g)(1) and 1.704 -2(i)(5). This definition of “Adjusted Capital Account Balance” and the provisions in Section 4 of this Addendum that contain the term “Adjusted Capital Account Balance” are intended to take into account, in determining a Member’s Capital Account balance prior to liquidation, such Member’s share, if any, of future expected recapture of deductions attributable to nonrecourse debt.

                               “Carrying Value”--With respect to any asset, the asset’s Adjusted Basis, except as follows:

                                (a)          the initial Carrying Value of any asset contributed (or deemed contributed) to the LLC shall be such asset’s fair market value at the time of such contribution;

                               (b)          upon adjustment of the Members’ Capital Accounts pursuant to section 3(d) of this Addendum, the Carrying Values of all LLC assets shall be adjusted to equal their respective fair market values at the time of such adjustment;

                                (c)          any adjustments to the Adjusted Basis of any asset of the LLC pursuant to section 734 or 743 of the Code shall not be taken into account in determining such asset’s Carrying Value; and

                                (d)          if the Carrying Value of any asset has been determined pursuant to paragraph (a), (b) or (c) above, such Carrying Value shall thereafter be adjusted in the same manner as would the asset’s Adjusted Basis, except that depreciation, amortization or other cost recovery deductions shall be computed based on the asset’s Carrying Value as so determined, and not on the asset’s Adjusted Basis.

                               “Excess Deficit Balance”--The deficit balance, if any, in a Member’s Capital Account as of the end of a Fiscal Year determined, solely for purposes of this definition of “Excess Deficit Balance”, by crediting the Member’s Capital Account with the amount of any deficit balance in such Capital Account that the Member is obligated to restore or is treated as obligated to restore pursuant to Regulations sections 1.704 -1(b)(2)(ii)(b)(3) and 1.704 -1(b)(2)(ii)(c) or is deemed to be obligated to restore pursuant to the penultimate sentences of Regulations sections 1.704 -2(g)(1) and 1.704 -2(i)(5) (determined after taking into account any Nonrecourse Deductions or recapture of Nonrecourse Deductions, as provided in section 4.3(a) of this Addendum, for such year), and by debiting the Member’s Capital Account with any adjustment, allocation, or distribution described in paragraph (4), (5), or (6) of Regulations section 1.704 -1(b)(2)(ii)(d). This definition of “Excess Deficit Balance” and the provisions in section 4 of this Addendum that contain the term “Excess Deficit Balance” are intended to deal with the theoretical but unlikely circumstances in which Capital Accounts could, but for the inclusion of such provisions in this Addendum, be driven negative without economic significance.

                               “Fiscal Year”--The fiscal year of the LLC under the Agreement.

                               “Net Income” and “Net Loss”--For a period as determined for federal income tax purposes, the taxable income or loss, respectively, computed with the following adjustments:

                               (a)          items of gain, loss and deduction relating to LLC assets shall be computed based on the Carrying Values of the LLC’s assets rather than upon the assets’ Adjusted Bases, and in the case of depreciation, amortization or other cost recovery deductions, computed using the same method and useful life used by the LLC in computing such deductions for federal income tax purposes;

                               (b)          tax-exempt income of the LLC shall be treated, for purposes of this definition only, as gross income;

                                (c)          expenditures of the LLC described in section 705(a)(2)(B) of the Code or treated as such expenditures pursuant to Regulations section 1.704 -1(b)(2)(iv)(i) shall be treated, for purposes of this definition only, as deductible expenses; and

                               (d)          notwithstanding any other provision of this definition, any items which are specially allocated pursuant to Section 4.3 of this Addendum shall not be taken into account in computing Net Income or Net Loss.

                               “Nonrecourse Deduction”--A deduction of the LLC described in Regulations sections 1.704 -2(c) and (j)(1)(ii).

                               “Regulations”--The regulations issued by the United States Department of the Treasury under the Code as now in effect and as they may be amended from time to time, and any successor regulations.

               3.             Maintenance of Capital Accounts.

                               (a)          The Board of Managers shall maintain a Capital Account for each Member in accordance with the rules set forth in Regulations sections 1.704 -1(b)(2)(iv) and 1.704 -2. Consistent with such Regulations, the Capital Account of each Member shall be credited with:

                                               (i)          the amount of cash and the fair market value of any property (net of liabilities secured by such property, which liabilities are assumed or taken subject to by the LLC) contributed to the LLC by such Member; and

                                               (ii)          all Net Income and other specially allocated items of income and gain of the LLC allocated to such Member pursuant to section 4 of this Addendum; and shall be debited with the sum of:

                                               (iii)          all Net Losses and other specially allocated items of loss or deduction of the LLC allocated to such Member pursuant to section 4 of this Addendum; and

                                               (iv)          all cash and the fair market value of any property (net of liabilities secured by such property, which liabilities are assumed or taken subject to by such Member) distributed by the LLC to such Member pursuant to Section 6.3 or Section 10.4. of the Agreement.

                               Any references in this Addendum or in the Agreement to the Capital Account of a Member shall be deemed to refer to such Capital Account as the same may be credited or debited from time to time as set forth above.

                               (b)          Immediately prior to decreasing a Member’s Capital Account to reflect any distribution of an LLC Asset to it (other than cash) (including a deemed liquidating distribution under section 708 of the Code), all Members’ Capital Accounts shall be adjusted to reflect the manner in which the unrealized income, gain, loss and deduction inherent in such LLC Asset (that has not been reflected in the Capital Accounts previously) would be allocated among the Members if there were a taxable disposition of such LLC Asset for its fair market value (but not for less than the amount of any nonrecourse indebtedness secured by such LLC Asset).

                               (c)          A Member shall be considered to have only one Capital Account.

                               (d)          The Board of Managers may increase or decrease the Capital Account balances of the Members to reflect a revaluation of LLC Assets on the LLC’s books to the extent required or permitted by the Regulations; provided, however, that if any adjustment to the Capital Account balances made pursuant to this section 3(d) of this Addendum must be based on the fair market value of the LLC Assets as determined by the Board of Managers (provided that no LLC asset shall be valued at an amount less than any nonrecourse indebtedness to which such LLC asset is subject on the date of adjustment) and must reflect the manner in which the unrealized income, gain, loss, or deduction inherent in such LLC Assets (that has not been reflected in a Capital Account previously) would be allocated among the Members if there were a taxable disposition of such LLC Assets for such fair market value on that date.

                               (e)          Any permitted transferee of an interest in the LLC shall succeed to the Capital Account relating to the interest transferred.

                               (f)          Except as otherwise provided in this Addendum or the Agreement, whenever it is necessary to determine the Capital Account of any Member, the Capital Account of such Member shall be determined after giving effect to all allocations pursuant to Section 4 of this Addendum and all actual or deemed contributions and distributions made prior to the time as of which such determination is to be made.

               4.             Allocations.

                               4.1          Net Income. Subject to Section 4.3 of this Addendum, the Net Income of the LLC, if any, for each Fiscal Year (or portion thereof) shall be allocated as follows and in the following order of priority:

                                               (i)          First: to the extent of, and in proportion to, the amounts (if any) necessary to cause the Members’ Adjusted Capital Account Balances to be the same ratio to one another as the Members’ LLC Interests are to each other; and

                                               (ii)          Second: the balance of such Net Income (if any) shall be allocated to the Members in proportion to their respective LLC Interests.

                               4.2          Net Loss. Subject to Section 4.3 of this Addendum, the Net Loss of the LLC, if any, for each Fiscal Year (or portion thereof) shall be allocated to the Members as follows and in the following order of priority:

                                               (i)          First: to the extent of, and in proportion to, the Members’ positive Adjusted Capital Account Balances; and

                                               (ii)          Second: the balance of such Net Loss (if any) shall be allocated to the Members in proportion to their respective LLC Interests.

                               4.3          Special Allocation Rules. The following allocation rules shall apply notwithstanding the provisions of Sections 4.1 and 4.2 of this Addendum, and the provisions of Sections 4.1 and 4.2 of this Addendum shall be applied only after giving effect to the following rules.

                               (a)          Nonrecourse Deductions for a Fiscal Year shall be allocated to the Members in the same manner as Net Loss is allocated pursuant to Section 4.2 of this Addendum. In accordance with Regulations sections 1.704 -2(f), (g) and (j), upon the recapture (or other reversal) of Nonrecourse Deductions, items of income or gain of the LLC shall be allocated to the Members in proportion to the amount of such Nonrecourse Deductions previously allocated to them pursuant to the preceding sentence (and not previously recaptured pursuant to this sentence). With respect to a liability (or portion thereof) of the LLC that is considered nonrecourse for purposes of Regulations section 1.1001 -2 but with respect to which a Member bears (or is deemed to bear) the economic risk of loss under Regulations section 1.752 -2, deductions associated with such liability (and the recapture or other reversal of such deductions) shall be allocated in accordance with Regulations section 1.704 -2(i) and (j).

                               (b)          For purposes of determining a Member’s proportionate share of the “excess nonrecourse liabilities” of the LLC within the meaning of

Regulations section 1.752 -3(a)(3), the respective interests of the Members in LLC profits shall be equal to their respective LLC Interests.

                               (c)          In the event a Member receives with respect to a Fiscal Year an adjustment, allocation, or distribution described in subparagraphs (4), (5), or (6) of Regulations section 1.704 -1(b)(2)(ii)(d) that causes or increases an Excess Deficit Balance in such Member’s Capital Account, such Member shall be specially allocated for such Fiscal Year (and, if necessary, in subsequent Fiscal Years) items of income and gain in an amount and manner sufficient to eliminate such Excess Deficit Balance as promptly as possible. Items to be so allocated shall be determined and the allocations made as provided in Regulations section 1.704 -1(b)(2)(ii)(d).

                               (d)          No Net Loss or LLC deductions for any Fiscal Year shall be allocated to any Member to the extent such allocation would cause or increase an Excess Deficit Balance in such Member’s Capital Account.

                               (e)          In the event that any fees, interest, or other amounts paid to a Member or affiliate of a Member pursuant to the Agreement, or any agreement between the LLC and the Member or affiliate providing for the payment of such amounts, and deducted by the LLC, whether in reliance on sections 162, 163, 707(a), and/or 707(c) of the Code or otherwise, on its federal income tax return for the Fiscal Year in or with respect to which such amounts are claimed, are disallowed as deductions to the LLC and are treated as LLC distributions, then:

                                               (i)          the Net Income or Net Loss, as the case may be, for the Fiscal Year in or with respect to which such deduction was claimed shall be increased or decreased, as the case may be, by the amount of such deduction that is so disallowed and treated as an LLC distribution; and

                                                (ii)          there shall be allocated to the Member who received (or whose affiliate received) such payments, prior to the allocations pursuant to Sections 4.1 and 4.2 of this Addendum, an amount of gross income of the LLC for the Fiscal Year in or with respect to which such claimed deduction was disallowed equal to the amount of such deduction that is so disallowed and treated as an LLC distribution.

                               (f)          If there is a net decrease in “partnership minimum gain” (within the meaning of Regulations section 1.704 -2(d)) for a Fiscal Year, there shall be allocated to each Member items of income and gain for such Fiscal Year equal to that Member’s share of the net decrease in partnership minimum gain (within the meaning of Regulations section 1.704 -2(g)(2)), subject to the exceptions set forth in Regulations section 1.704 -2(f)(2), (3) and (5). If the application of this minimum gain chargeback requirement would cause a distortion in the economic arrangement among the Members, the LLC shall request a waiver of the requirement pursuant to Regulations section 1.704 -2(f)(4). This provision is intended to be a “minimum gain chargeback” provision as described in Regulations section 1.704 -2(f) and shall be interpreted and applied in accordance with such section.

                               (g)          If there is a net decrease in “partner nonrecourse debt minimum gain” (within the meaning of Regulations section 1.704 -2(i)(3)) for a Fiscal Year, then in addition to the amounts allocated in accordance with Section 4.3(g) of this Addendum, if any, there shall be allocated to each Member with a share of such “partner nonrecourse debt minimum gain”(determined in accordance with Regulations section 1.704 -2(i)(5)) as of the beginning of the Fiscal Year items of income and gain for such Fiscal Year (and, if necessary, for subsequent Fiscal Years) equal to that Member’s share of the net decrease in partner nonrecourse debt minimum gain, subject to the exceptions set forth in Regulations section 1.704 -2(i)(4). If the application of this minimum gain chargeback requirement would cause a distortion in the economic arrangement among the Members, the LLC shall request a waiver of the requirement pursuant to Regulations sections 1.704 -2(f)(4) and 1.704 -2(i)(4). This provision is intended to be a “chargeback of partner nonrecourse debt minimum gain” provision as described in Regulations section 1.704 -2(i)(4) and shall be interpreted and applied in accordance with such section.

                               4.4          Tax Allocations

                               (a)          For federal income and applicable state tax purposes, all items of taxable income, gain, loss and deduction of the LLC shall be allocated to the Members in the same manner as are Net Income, Net Loss and items of income, gain, loss and deduction pursuant to Sections 4.1,4.2 and 4.3 of this Addendum, and items of credit shall be allocated to the Members, generally in the same manner as items of Net Income, Net Loss and items of income, gain, loss and deduction, as provided in Regulations section 1.704 -1(b)(4)(ii); provided, however, that the character of any income recognized pursuant to section 1245 or 1250 of the Code and any investment credit recapture recognized pursuant to section 47 of the Code shall be allocated among the Members in the same proportions as the cost recovery deductions and investment credits giving rise to such income or recapture were allocated among such members and their respective predecessors in interest; and provided further, that if the Carrying Value of any LLC Asset differs from its Adjusted Basis, then items of taxable income, gain, loss and deduction shall be allocated among the Members in a manner that takes account of both the amount and character of such difference and that is consistent with section 704(c) of the Code and the Regulations thereunder and Regulations sections 1.704 -1(b)(2)(iv)(f), (b)(2)(iv)(g) and (b)(4)(i).

                               (b)          In making the tax allocations provided for in section 4.4(a) of this Addendum, appropriate adjustments shall be made as necessary to take into account the effects of any election pursuant to Section 754 of the Code.

               5.             Section 754 Election

                               The Tax Matters Partner shall cause the LLC to file an election under Section 754 of the Code to provide for an adjustment to the Adjusted Basis of LLC Assets if requested to by a Member in connection with the disposition of an LLC interest by that Member.

               6.             Compliance With Section 704(b)

                               The provisions in this Addendum and Agreement pertaining to allocations and adjustments of the Capital Accounts are intended to comply with Code Section 704(b) and the regulations thereunder. The Members or Tax Matters Partner, whichever the case may be, shall make appropriate modifications when needed to comply with this Code section or the Regulations thereunder, to the extent such modifications would not result in any material modification of the economic arrangement of the Members as reflected in the provisions of Section 4 of this Addendum and Sections 6.3 and 10.4 of the Agreement.

EXHIBIT A

MEMBER CAPITAL CONTRIBUTION AND PERCENTAGE INTERESTS

MEMBER CAPITAL CONTRIBUTION

Member	Capital Contribution
Abell	$100,000
Encore	$600,000 (pursuant to the IP Contribution)
Hunt	$300,000 (pursuant to the IP Contribution)

TOTAL	$1,000,000

PERCENTAGE INTERESTS OF MEMBERS

Member	Percentage of Membership Interest in LLC
Abell	10%
Encore	60%
Hunt	30%

TOTAL	100%

EXHIBIT B

WARRANTS TO RECEIVE
LLC INTERESTS

Warrant to purchase LLC Interests, No. WC-1, dated as of January __, 2005, whereby The Abell Foundation, Inc., or its registered assigns, is entitled to purchase for a period of up to three (3) years, up to 25% additional Percentage Interest of the LLC for an exercise price of $20,000 per 1% Percentage Interest.

WARRANT

THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE WARRANT UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

No. WC-1	Warrant to Purchase LLC Interest (subject
to adjustment)

WARRANT TO PURCHASE LLC INTEREST

OF

WORLD, WIND AND WATER ENERGY LLC

Void after January __, 2008

                               This certifies that, for value received, THE ABELL FOUNDATION, INC., a Maryland corporation, or registered assigns (“Holder”) is entitled, subject to the terms set forth below, to subscribe for and purchase from WORLD, WIND AND WATER ENERGY LLC, a Delaware limited liability company (the “Company”), that Percentage Interest (as defined in the Company’s Limited Liability Company Agreement dated as of January __, 2005, as may be amended and amended and restated from time to time (the “Operating Agreement”)) of the Company as is set forth in Section 2 hereof, as constituted on the date hereof (the “Warrant Issue Date”), upon surrender hereof, at the principal office of the Company referred to below, with the subscription form attached hereto duly executed, and simultaneous payment therefor in lawful money of the United States or otherwise as hereinafter provided, at the Exercise Price as set forth in Section 2 hereof. The term “Warrant” as used herein shall include this Warrant and any warrants delivered in substitution or exchange therefor as provided herein.

                               This Warrant is issued in connection with Holder entering into the Operating Agreement and making an initial capital contribution to the Company.

                               1.    Term of Warrant. Subject to the terms and conditions set forth herein, this Warrant shall be exercisable, in whole or in part, during the term commencing from the date hereof and ending upon 5:00 p.m., Eastern standard time, on the date that is three (3) years from the date hereof (the “Exercise Period”), all subject to the terms, conditions and adjustments herein set forth.

                               2.    Percentage Interest and Exercise Price.

                               (a)    The Warrant shall be exercisable for up to twenty-five (25) Percentage Interests of the LLC.

                               (b)    The exercise price per one (1) Percentage Interest (the “Exercise Price”) shall be $20,000.

                               All LLC Interests (as defined in the Operating Agreement) purchased pursuant to this Warrant shall be deemed to be Class B Interests (as defined in the Operating Agreement).

                               3.    Exercise of Warrant.

                               (a)    The rights represented by this Warrant are exercisable by the Holder in whole or in part, but not for less than one (1) Percentage Interest at a time, at any time, or from time to time, during the term hereof as described in Section 1 hereof, by the surrender of this Warrant and the Notice of Exercise annexed hereto duly completed and executed on behalf of the Holder, at the office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the Holder at the address of the Holder appearing on the books of the Company), and upon payment of the Exercise Price of the Percentage Interest to be purchased (i) in cash or by check acceptable to the Company, (ii) by cancellation by the Holder of indebtedness of the Company to the Holder, or (iii) by a combination of (i) and (ii).

                               (b)    This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above, and the person entitled to receive the Percentage Interest upon such exercise shall be treated for all purposes as the holder of record of such LLC Interest as of the close of business on such date so long as Holder has complied with the requirement to become a member of the Company in accordance with the Operating Agreement, as necessary. As promptly as practicable on or after such date and in any event within twenty (20) days thereafter, the Company shall amend Exhibit A of the Operating Agreement to reflect the purchase of the additional Percentage Interest by the Holder. In the event that this Warrant is exercised in part, the Company at its expense will execute and deliver a new Warrant of like tenor exercisable for the Percentage Interest for which this Warrant may then be exercised.

                               4.    Replacement of Warrant. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and substance to the Company or, in the case of mutilation, on surrender and cancellation of this Warrant, the Company at its expense shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor and amount.

                               5.    Rights of Member. This Warrant shall not entitle the Holder to any of the rights of a member of the Company.

                               6.    Transfer of Warrant.

                               (a)    Warrant Register. The Company will maintain a register (the “Warrant Register”) containing the names and addresses of the Holder or Holders. Any Holder of this Warrant or any portion thereof may change his address as shown on the Warrant Register by written notice to the Company requesting such change. Any notice or written communication required or permitted to be given to the Holder may be delivered or given by mail to such Holder as shown on the Warrant Register and at the address shown on the Warrant Register. Until this Warrant is transferred on the Warrant Register of the Company, the Company may treat the Holder as shown on the Warrant Register as the absolute owner of this Warrant for all purposes, notwithstanding any notice to the contrary.

                               (b)    Transferability and Nonnegotiability of Warrant. This Warrant may not be transferred or assigned in whole or in part without compliance with all applicable federal and state securities laws by the transferor and the transferee (including the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company, if such are requested by the Company). Subject to the provisions of this Warrant with respect to compliance with the Securities Act of 1933, as amended (the “Securities Act”), title to this Warrant may be transferred by endorsement (by the Holder executing the Assignment Form annexed hereto) and delivery in the same manner as a negotiable instrument transferable by endorsement and delivery.

                               (c)    Exchange of Warrant Upon a Transfer. On surrender of this Warrant for exchange, properly endorsed on the Assignment Form and subject to the provisions of this Warrant with respect to compliance with the Securities Act and with the limitations on assignments and transfers contained in this Section 6, the Company at its expense shall issue to or on the order of the Holder a new warrant or warrants of like tenor, in the name of the Holder or as the Holder (on payment by the Holder of any applicable transfer taxes) may direct, for the Percentage Interest upon exercise hereof.

                               (d)    Compliance with Securities Laws.

                               The Holder of this Warrant, by acceptance hereof, acknowledges that it is an “accredited investor” within the meaning of the Rule 501 of Regulation D promulgated under the Securities Act, as presently in effect, and this Warrant and the LLC Interest to be issued upon exercise hereof are being acquired solely for the Holder's own account and not as a nominee for any other party, and for investment, and that the Holder will not offer, sell or otherwise dispose of this Warrant or any LLC Interest to be issued upon exercise hereof except under circumstances that will not result in a violation of the Securities Act or any state securities laws. Upon exercise of this Warrant, the Holder shall, if requested by the Company, confirm in writing, in a form satisfactory to the Company, that the LLC Interest so purchased are being acquired solely for the Holder's own account and not as a nominee for any other party, for investment, and not with a view toward distribution or resale.

                               8.    Notices.

                               (a)    Whenever the Percentage Interest purchasable hereunder shall be adjusted pursuant to Section 10 hereof, the Company shall issue a certificate signed by its Chief Executive Officer setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the number of securities purchasable hereunder after giving effect to such adjustment, and shall cause a copy of such certificate to be mailed (by first-class mail, postage prepaid) to the Holder of this Warrant.

                               (b)    In case:

                               (i)    the Company shall take a record of the holders of its LLC Interests for the purpose of entitling them to receive any distribution, or any right to subscribe for or purchase LLC Interests of any class or any other securities, or to receive any other right, or

                               (ii)    of any capital reorganization of the Company, any reclassification of the LLC Interests of the Company, any consolidation or merger of the Company with or into another corporation or other entity, or any conveyance of all or substantially all of the assets of the Company to another corporation, or

                               (iii)    of any voluntary dissolution, liquidation or winding-up of the Company,

then, and in each such case, the Company will mail or cause to be mailed to the Holder or Holders a notice specifying, as the case may be, (A) the date on which a record is to be taken for the purpose of such distribution or right, and stating the amount and character of such distribution or right, or (B) the date on which such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of LLC Interests shall be entitled to exchange their LLC Interests for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up. Such notice shall be mailed at least fifteen (15) days prior to the date therein specified.

                               (c)    All such notices, advices and communications shall be deemed to have been received (i) in the case of personal delivery, on the date of such delivery and (ii) in the case of mailing, on the third business day following the date of such mailing.

                               9.    Amendments.

                               (a)    Any term of this Warrant may be amended with the written consent of the Company and the Holder or Holders of this Warrant.

                               (b)    No waivers of, or exceptions to, any term, condition or provision of this Warrant, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

                               10.    Adjustments. The number of securities purchasable hereunder are subject to adjustment from time to time as follows:

                               10.1   Merger, Sale of Assets, etc. If at any time while this Warrant, or any portion thereof, is outstanding and unexpired there shall be (i) a reorganization, (ii) a merger or consolidation of the Company with or into another corporation or other entity in which the Company is not the surviving entity, or a reverse triangular merger in which the Company is the surviving entity but the LLC Interests prior to the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, or (iii) a sale or transfer of the Company's properties and assets as, or substantially as, an entirety to any other person (each, an “Acquisition”), then, as a part of such Acquisition, lawful provision shall be made so that the holder of this Warrant shall thereafter be entitled to receive upon exercise of this Warrant, during the period specified herein and upon payment of the Exercise Price then in effect, the number of securities or property of the successor corporation or entity resulting from such Acquisition that a holder of the LLC Interest deliverable upon exercise of this Warrant would have been entitled to receive in such Acquisition if this Warrant had been exercised immediately before such Acquisition, all subject to further adjustment as provided in this Section 10. The foregoing provisions of this Section 10.1 shall similarly apply to successive Acquisitions and to the stock or securities of any other corporation that are at the time receivable upon the exercise of this Warrant. If the consideration payable to the holder hereof for LLC Interests in connection with any such transaction is in a form other than cash or marketable securities, then the value of such consideration shall be determined in good faith by the Company's Board of Managers. In all events, appropriate adjustment (as determined in good faith by the Company's Board of Managers) shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Holder after the transaction, to the end that the provisions of this Warrant shall be applicable after that event, as near as reasonably may be, in relation to any securities or other property deliverable after that event upon exercise of this Warrant.

                               10.2   Reclassification, etc. If the Company, at any time while this Warrant, or any portion thereof, remains outstanding and unexpired by reclassification of securities or otherwise, shall change any of the securities as to which purchase rights under this Warrant exist into the same or a different number of securities of any other class or classes, this Warrant shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities that were subject to the purchase rights under this Warrant immediately prior to such reclassification or other change and the Exercise Price therefor shall be appropriately adjusted, all subject to further adjustment as provided in this Section 10.

                               10.3   Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment pursuant to this Section 10, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each Holder of this Warrant a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request, at any time, of any such Holder, furnish or cause to be furnished to such Holder a like certificate setting forth: (a) such adjustments and readjustments; (b) the Exercise Price at the time in effect; and (c) the number of securities and the amount, if any, of other property that at the time would be received upon the exercise of the Warrant.

                               10.4   No Impairment. The Company will not, by any voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Section 10 and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holders of this Warrant against impairment.

                               11.    Miscellaneous.

                               11.1   Governing Law. This Agreement shall be governed by and construed under the laws of the State of Delaware, without regard to Delaware choice of law provisions.

                               11.2   Expenses; Attorneys Fees in the Event of a Dispute. Each party to this Warrant shall bear its own expenses incurred in connection with the negotiation, preparation, execution and consummation of this Warrant, including the fees, expenses and disbursements of its respective legal counsel incurred in connection herewith. In the event of any action at law, suit in equity or arbitration proceeding in relation to this Warrant or any LLC Interest issued or to be issued hereunder, the prevailing party or parties, shall be paid by the other party or parties a reasonable sum for attorneys' fees and expenses of such prevailing party or parties.

                               11.3   Saturdays, Sundays, Holidays. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday or a Sunday or shall be a legal holiday in the State of Delaware, then such action may be taken or such right may be exercised on the next succeeding day that is not a legal holiday.

                               11.4   Severability of this Agreement. If any provision of this Warrant shall be judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                               11.5   Heading; References. All headings used herein are used for convenience only and shall not be used to construe or interpret this Warrant. Except as otherwise indicated, all references herein to Sections refer to Sections hereof.

                               11.6   Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

                               11.7   Entire Agreement. This Warrant constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

                               11.9   Notices, etc. All notices and other communications required or permitted hereunder shall be effective upon receipt, shall be in writing, and may be delivered in person, by telecopy, electronic mail, overnight delivery service or United States mail, in which event they may be mailed by first-class, certified or registered, postage prepaid, addressed (a) if to Holder, at the address Holder has given to the Company for notice purposes, or (b) if to the Company, at its address set forth on the signature page hereto, or at such other address as the Company shall have furnished to the Investors and each such other holder in writing.

                               IN WITNESS WHEREOF, World, Wind and Water Energy LLC has caused this Warrant to be executed by its officers thereunto duly authorized.

                               Dated as of January __, 2005.

WORLD, WIND AND WATER
ENERGY LLC

By:
Name:
Title:

NOTICE OF EXERCISE

To: World, Wind and Water Energy LLC

                               (1) The undersigned hereby elects to purchase __________ Percentage Interest of World, Wind and Water Energy LLC pursuant to the terms of Section 3(a) of the attached Warrant, and tenders herewith payment of the purchase price for such Percentage Interest in full.

                               (2) In exercising this Warrant, the undersigned hereby confirms and acknowledges that the LLC Interests to be issued upon exercise thereof are being acquired solely for the account of the undersigned and not as a nominee for any other party, or for investment, and that the undersigned will not offer, sell or otherwise dispose of any such LLC Interests except under circumstances that will not result in a violation of the Securities Act of 1933, as amended, or any state securities laws.

                               (3) Please amend Exhibit A to the Operating Agreement in the name or names of the undersigned or in such other name or names as is specified below:

(Name)

(Name)

                               (4) Please issue a new Warrant for the unexercised portion of the attached Warrant in the name of the undersigned or in such other name as is specified below:

(Name)

(Date)	(Name)

ASSIGNMENT FORM

                               FOR VALUE RECEIVED, the undersigned registered owner of this Warrant hereby sells, assigns and transfers unto the Assignee named below all of the rights of the undersigned under the within Warrant, with respect to the Percentage Interests set forth below:

Name of Assignee	Address	Percentage Interests

and does hereby irrevocably constitute and appoint  _______________________________ to make such  transfer on the books of World, Wind and Water Energy LLC maintained for the purpose, with  full power of substitution in the premises.

                               The undersigned also represents that, by assignment hereof, the Assignee acknowledges that this Warrant and the LLC Interests to be issued upon exercise hereof are being acquired for investment and that the Assignee will not offer, sell or otherwise dispose of this Warrant or any LLC Interests to be issued upon exercise hereof except under circumstances which will not result in a violation of the Securities Act of 1933, as amended, or any state securities laws. Further, the Assignee has acknowledged that upon exercise of this Warrant, the Assignee shall, if requested by the Company, confirm in writing, in a form satisfactory to the Company, that the LLC Interests so purchased are being acquired for investment and not with a view toward distribution or resale.

                               Dated: __________ , 200__.

Signature of Holder